UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 6, 2007
Oilsands Quest Inc.
(Exact name of registrant as specified in its charter)

Colorado	001-32994	98-0461154

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205, 707— 7th Avenue S.W. Calgary, Alberta, Canada	T2P 3H6

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (403) 263-1623
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry in to a Material Definitive Agreement.
On March 6, 2007, Oilsands Quest Inc. (the “Company”) and Oilsands Quest Sask Inc., the Company’s wholly owned subsidiary (“OQI Sask”) entered into an underwriting agreement for a private placement (the “Underwriting Agreement”) with a syndicate of underwriters (the “Underwriters”) of up to 5,320,000 shares of the Company’s common stock, $.001 par value per share, issued on a “flow-through” basis (the “Flow-Through Shares”) at a price of $4.82 (Cdn. $5.64) per share for an aggregate gross proceeds of $25,642,400 (Cdn. $30,004,800).
Concurrently with the Underwriting Agreement, and under the terms and conditions of the Underwriting Agreement, the Company closed on the sale of 3,097,534 Flow-Through Shares pursuant to subscription agreements (the “Flow-Through Subscription Agreements”) with OQI Sask and the subscribers, as more fully described under Item 3.02, below.
The gross proceeds of the private placement will be used to subscribe for shares of OQI Sask’s common stock issued on a flow-through basis and OQI Sask will renounce to the Company an amount of qualifying expenditures, as defined in the Underwriting Agreement. According to the terms and conditions of the Underwriting Agreement, the Company has agreed to reduce the price per share to Cdn. $5.13 if the Company does not file a resale registration statement with the U.S. Securities and Exchange Commission registering the Flow-Through Shares on or before 5:00 p.m. (Calgary time) on May 5, 2007. Such reduction in price shall be satisfied by issuing to the subscribers 0.1 of a Flow-Through Share for each Flow-Through Share subscribed for by the subscribers. In the event that less than 5,320,000 Flow-Through Shares are sold by the Underwriters, the Underwriters have agreed to purchase the Flow-Through Shares in the respective percentages described in the Underwriting Agreement. In consideration for the services of the Underwriters, the Company agreed to pay a fee equal to Cdn. $0.282 (or 5%) for each Flow-Through Share subscribed for and accepted by the Company.
Item 3.02 Unregistered Sales of Equity Securities.
From December 15, 2006 and through January 1, 2007, the Company issued the following shares of Common Stock to consultants pursuant to the exercise of stock options:
200,000 shares of Common Stock at $1.50 per share
300,000 shares of Common Stock at $1.70 per share
The Common Stock was issued in reliance on the exemption from registration contained in Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).
From January 9, 2007 to February 16, 2007, the Company issued an aggregate of 644,459 shares of Common Stock to investors pursuant to the exercise of warrants at the following exercise prices:
96,143 shares of Common Stock at $0.55 per share
64,150 shares of Common Stock at $1.75 per share
484,166 shares of Common Stock at $2.00 per share
The Common Stock was issued in reliance on the exemption from registration contained in Sections 4(2) and 3(a)(9) of the Securities Act.

On March 6, 2007, the Company closed on the sale of 3,097,534 Flow-Through Shares at a price of $4.82 (Cdn. $5.64) per share for gross proceeds of $14,930,114 (Cdn. $17,470,092) pursuant to the Flow-Through Subscription Agreements with OQI Sask and the subscribers (the “Offering”). In connection with the Offering, the Company paid an aggregate of $746,506 (Cdn. $873,505) in fees to the Underwriters pursuant to the Underwriting Agreement.
The Flow-Through Shares were sold to investors in Canada pursuant to Regulation S under the Securities Act. The Flow-Through Shares have not been registered under the Securities Act and may not be offered or sold in the United States or to U.S. persons as such term is defined in Regulation S under the Securities Act absent a registration statement or an applicable exemption from registration.
Item 8.01 Other Events.
On March 7, 2007, the Company issued a press release pursuant to Rule 135c under the Securities Act of 1933, as amended, announcing a proposed unregistered offering of securities. The press release is filed as Exhibit 99.1 to this report and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
99.1 Press Release dated March 7, 2007.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oilsands Quest Inc. (Registrant)
Date: March 7, 2007	/s/ Karim Hirji
	Name:	Karim Hirji
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated March 7, 2007.